UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 11, 2012
(Date of earliest event reported)

CLEANTECH BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-145939	33-0754902
(State of or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

7386 Pershing Ave, University City, Missouri 63130
(Address of principal executive offices)

(314) 862-8670
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A to Cleantech Biofuels, Inc.’s (the “Company”) current report on Form 8-K, filed with the Securities and Exchange Commission on February 15, 2012 (the “Original Filing”), is being filed solely as an update to the Original Filing.

Item 1.02  Termination of a Material Definitive Agreement

Effective April 11, 2012, the Company and Houlihan Capital LLC (“Houlihan”) jointly agreed to terminate an Engagement Agreement dated May 17, 2011 (which superseded and replaced an engagement agreement with Houlihan Smith & Company, Inc. dated June 30, 2010) by which Houlihan had been engaged to assist the Company as its exclusive financial advisor in exploring and evaluating a range of strategic financing alternatives and/or other transactions. The Company will continue to explore and evaluate financing alternatives and/or other transactions, including potentially retaining a new financial advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEANTECH BIOFUELS, INC.

Date: April 12, 2012	By:	/s/ Edward P. Hennessey
Name: Edward P. Hennessey
Title: Chief Executive Officer and President